U.  S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                June 12, 2001
                                Date of Report
                      (Date of Earliest Event Reported)




                         HALIFAX INTERNATIONAL, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)



Nevada                            000-28883                      58-2212465
(State of incorporation)         (Commission                   (IRS Employer
                                 File Number)             Identification No.)

                      817 W. Peachtree Street, Suite 390
                            Atlanta, Georgia 30308
                              (404) 816-6100
        (Address of principal executive offices and  telephone number)

ITEM 5:     OTHER EVENTS

      In March 2001 we entered into a letter of intent to acquire WTI Advantage Products, Inc. of Novato, California. WTI is in the business of distributing POS terminals which use activation technology for a wide range of
communication products, including pre-paid services.   After completing due
diligence and conducting negotiations, WTI Advantage and Halifax International have mutually agreed to abandon the acquisition.

      Our management has determined that it is not in the best interests of our shareholders to consummate an acquisition at this time. Due to the drop in market price of our common shares, management is unable to negotiate an agreement which would not require a significant increase in our outstanding shares and, thus, dilution to our shareholders. During the quarter ended March 31, 2001, we advanced $161,760 to WTI Advantage and we are currently negotiating the terms for the return of the funds. Management intends to continue to search for other business opportunities in the point of sale industry through acquisitions or by forming strategic alliances.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Halifax International, Inc.


By: /s/ Victor Hinojosa                                 6-15-01
_________________________________________    Date: _______________________
Victor Hinojosa,  President and Director